UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2017

TrustCo Bank Corp NY
(Exact Name of Registrant as Specified in Charter)

NEW YORK	0-10592	14-1630287
State of Other Jurisdiction or Incorporation	Commission File Number	(IRS Employer Identification No.)

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of Principal Executive Offices)

(518) 377-3311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On December 19, 2017, TrustCo Bank Corp NY (the “Company” or “TrustCo”) adopted the following amendment to its Corporate Governance Guidelines (the “Guidelines”):

Retirement Age.  Board members assuming office during and after calendar-year 2017, will be subject to mandatory retirement not later than December 31 of the year in which the director reaches the age of 72.  Upon recommendation of the Nominating and Corporate Governance Committee and subject to all other requirements of the applicable by-laws and other governance documents, the boards may waive mandatory retirement for intervals of not more than two years upon a finding that the services of such director are necessary to expedite the business of the Company and that he or she is mentally and physically able and competent to perform the full duties of the office of board member.  In no event may a member serve beyond December 31 of the year in which the director reaches the age of 76.

The change also applies to the Company’s subsidiary, Trustco Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTCO BANK CORP NY

By:	/s/ Michael M. Ozimek
Name:	Michael M. Ozimek
Title:	Senior Vice President & Chief Financial Officer

Date: December 26, 2017